Exhibit 99.1

SOUTHERN STAR CENTRAL CORP.

SOUTHERN STAR CENTRAL GAS PIPELINE, INC.

4700 Highway 56

Owensboro, KY 42301

November 20, 2006

Mr. Jerry L. Morris

Owensboro, KY 42303

Dear Jerry:

This letter (referred to herein as the “Agreement”) when signed by both of us, amends and restates in their entirety, except as specifically stated in Paragraph 11, the terms and conditions upon which you, Jerry L. Morris (“you” or the “Executive”), will be employed by Southern Star Central Gas Pipeline, Inc. (“SSCGP”), a wholly owned subsidiary of Southern Star Central Corp. (the “Company”).

1.

During the term of your employment hereunder, you will work for SSCGP in an executive capacity with a title no less senior than Chief Executive Officer and President and will report to the Chairman of the Board of the Company (the “Chairman”) or the Board of Directors of the Company (the “Board”).  You will have such powers, perform such duties and hold such offices as may be assigned or delegated to you from time to time by the Chairman or the Board.  You will devote your full attention and expend your best efforts, energies and skills on an exclusive and full-time basis to the business of SSCGP and its affiliates.  Your principal place of employment will be in Owensboro, Kentucky, except for such time as you may be required to travel in connection with the performance of your duties; however, subject to Paragraph 4(d), you acknowledge that the Chairman or the Board may change your principal place of employment, upon reasonable notification and accommodation of transition related issues, provided that in each case such accommodation will be at the full discretion of the Chairman or the Board.  The effective date of the Agreement is August 11, 2005.

2.

In full consideration of all of the services to be rendered by you under this Agreement, SSCGP will pay you a base salary at the rate of two hundred ten thousand dollars ($210,000) per year (that being the effective rate commencing August 11, 2005) during the term of your employment hereunder, payable in accordance with SSCGP’s existing compensation policies.  Your base salary will be reviewed during the term of your employment hereunder at such times as the salaries of executive officers in general are reviewed and may be increased (but not decreased), at the sole discretion of the board of directors of SSCGP (the “SSCGP Board”), taking into account, among other things, individual performance and general business conditions.  You will also be eligible to receive an annual incentive bonus in an amount up to 100% of your base salary (the “Annual Bonus Award Percentage”) in accordance with the SSCGP or the Company Incentive Bonus Plan then in effect as applicable to the Executive, subject to the review and adjustment by SSCGP or the Company in the ordinary course of business.

3.

In addition to the foregoing compensation, you shall be entitled, during the term of your employment hereunder, to the following:

(a)

Participation in and coverage under the medical insurance, dental insurance, retirement, 401(k) savings and other similar plans and programs that are generally provided by SSCGP to its employees, in each case in accordance with the terms and subject to the conditions of such plans and programs as in effect from time to time hereafter (including deduction by SSCGP from your compensation of such amounts as may be necessary for the maintenance of such coverage), except as otherwise provided in this Agreement.

(b)

Paid vacations and holidays in accordance with SSCGP’s policy generally applicable to its employees as in effect from time to time hereafter.

(c)

Reimbursement of all authorized, reasonable travel, entertainment and other expenses paid or incurred by you in the performance of your business obligations hereunder and in accordance with SSCGP’s policies and guidelines as in effect from time to time hereafter.  You shall provide receipts or other appropriate evidence of such expenses as SSCGP may request from time to time.

4.

1)

Subject to earlier termination pursuant to the provisions of Paragraphs 4(b), 4(c), 4(d), 4(e) and 4(f) below, the term of your employment hereunder is for a period of five (5) years commencing as of August 11, 2005 and terminating on the fifth anniversary thereof (the “Initial Term”); provided, however, the term of this Agreement shall be automatically extended for one-year terms on the expiration of the Initial Term or such extended term unless either party to this Agreement notifies the other in writing at least ninety (90) days prior to the expiration of the Initial Term or any extended term that such party does not want the term to be extended.

(a)

In the event of your death at any time during the term hereof, your employment by SSCGP shall be deemed to have ceased as of the date of your death without notice to your estate.  If, during any twelve (12) month period (not limited to a calendar year), you are absent from your employment or substantially unable to perform such duties as are required of you pursuant to the provisions hereof by reason of illness or other incapacity, or any other cause of whatsoever nature, notwithstanding any reasonable accommodation as may be required by applicable law, for more than ninety (90) consecutive days, SSCGP may, upon at least ten (10) days’ prior written notice to you (which notice shall fix the date of termination of this Agreement) terminate the term of your employment hereunder.  Upon the termination of the term of your employment hereunder as aforesaid, except as provided in Paragraph 6, the Company and its subsidiaries and affiliates shall be relieved of any and all further obligations to you arising out of this Agreement, except for benefits available to you under SSCGP’s benefit plans, any accrued and unpaid salary and vacation benefits, a prorated incentive bonus assuming you would have achieved the maximum bonus for which you were eligible and any authorized but unreimbursed expenses.

(b)

During the term of your employment hereunder, in the event the Board directs a change in the Executive’s principal place of employment to a location that is more than 50 miles from the Executive’s current place of employment, Executive shall have the right to terminate this agreement and except as provided in Paragraph 6, Executive shall receive, in lieu of any other severance benefit payable under the terms of this Agreement, a severance payment equal to the severance payment otherwise payable to an eligible employee with equivalent service  under the Southern Star Severance Pay Plan (Non-union) (“SSCGP Severance Plan”).

(c)

If, during the term of this Agreement, your employment is involuntarily terminated by SSCGP other than for death, disability or Cause, as that term is defined below, or, if your employment is voluntarily terminated by you for Good Reason as defined below, except as provided in Paragraph 6, you will be paid a severance benefit equal to two (2) times your annual base salary then in effect plus an amount equal to an average of your Annual Bonus Award Percentage paid during the term of this Agreement, including any subsequent renewal periods, for up to the three full years preceding the termination of your employment, applied to your annual base salary then in effect.  For purposes of this Agreement, your annual bonus shall mean the amount paid to you under the SSCGP or Company Incentive Bonus Plan and shall not include any compensation which may be payable to you pursuant to Paragraph 6 of this Agreement or any other incentive compensation program or award.  Any severance pay set forth in this Paragraph 4(d) shall be paid in one lump sum payment within 30 days after the effective date of your employment termination date, net of applicable withholding taxes and any other amounts due the Company or any of its subsidiaries or affiliates.  If you resign voluntarily from SSCGP other than for Good Reason, as defined below, you will not be entitled to any benefits set forth in this Paragraph 4(d).  As a condition of receiving the consideration set forth in this Paragraph 4(d), you will be required to sign a general waiver and release of any claims you may have against SSCGP, the Company, and any of its subsidiaries or affiliates as well as a non-solicitation agreement.  If you receive severance benefits under the terms of this Paragraph 4(d), you shall not be entitled to any severance benefits under the SSCGP Severance Plan.  Notwithstanding any provision of the SSCGP post retirement medical benefit plan to the contrary, if during the term of this Agreement your employment is involuntarily terminated on or after the attainment of age 50, other than for death, disability or Cause, you will be deemed to be a retired employee for purposes of qualification under the SSCGP pension and post-retirement medical plans, and any other applicable post-retirement plans, with age and years of service bridged from the date of termination to age 55; provided, however, the Company, SSCGP or their affiliates may, at their sole discretion provide some or all of the additional benefits or the value of the additional benefits contemplated under this sentence under new or existing non-qualified benefit plans of the Company, SSCGP or their affiliates.

(d)

SSCGP shall have the right at any time to terminate your employment hereunder for Cause, which termination shall be effective immediately upon the issuance by SSCGP of written notice to you.  For the purposes of this Agreement, “Cause” shall mean (i) the intentional refusal (except by reason of incapacity due to physical or mental illness or disability) by you to devote your entire business time to the performance of your duties hereunder as provided in Paragraph 1 above, (ii) a breach by you of the provisions of  SSCGP’s Trade Secret Agreement (a copy of which is annexed hereto as Exhibit A), (iii) your conviction (including a conviction on a nolo contendre plea) of a felony, (iv) your theft or misappropriation of assets of SSCGP, or any of its subsidiaries or affiliates, (v) any willful, intentional or grossly negligent act by you having the effect of injuring the reputation or business of SSCGP, or any of its subsidiaries or affiliates, or (vi) your repeated or continued failure, neglect or refusal, to perform your duties as an employee of SSCGP.

(e)

For purposes of this Agreement, “Good Reason” means the good faith determination by the Executive that any one or more of the following have occurred:

(i)

without the express prior written consent of the Executive, SSCGP effects any material change(s) in any of the position, duties, authority or responsibilities of the Executive which are inconsistent in any material respect with the Executive’s position, authority, duties or responsibilities as contemplated by Paragraph 1 of this Agreement, which action is not remedied by SSCGP promptly after receipt of notice thereof given by the Executive;

(ii)

a reduction by SSCGP of Executive’s base annual salary as in effect on the Effective Date, or as the same may be increased from time to time thereafter without the consent of the Executive;

(iii)

any failure by the SSCGP to comply with any of the provisions of Paragraph 3 of this Agreement, other than an insubstantial and inadvertent failure remedied by SSCGP promptly after receipt of notice thereof given by the Executive; or

(iv)

any purported termination of the Executive’s employment which is not effected pursuant to a Notice of Termination (as hereinafter defined).  Any termination of Executive’s employment by SSCGP for Cause or by Executive for Good Reason shall be communicated by written notice of termination to the other party hereto, which notice (a “Notice of Termination”) shall indicate the nature of the termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

Executive’s continued employment for a period of up to sixty (60) days from the date of an event giving rise to Good Reason shall not constitute a consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.  Executive’s continued employment for any period thereafter shall constitute a consent to and a waiver of rights with respect to, any circumstance constituting Good Reason herein (except to the extent there is a pending dispute with respect to the existence of Good Reason within sixty (60) days from the date of the purported event giving rise to Good Reason).

2.

You acknowledge that you have previously executed SSCGP’s Trade Secret Agreement (a copy of which is annexed hereto as Exhibit A) and hereby continue to agree to be bound by the terms thereof, all of which are incorporated into and made a part of this Agreement as set forth in full herein.

3.

In further consideration of the services to be performed under this Agreement, in accordance with the requirements of Section 280G(b)(5)(B) of the Internal Revenue Code of 1986 and the regulations promulgated thereunder, and pursuant to the Action of Written Consent of the Shareholders of Southern Star Central Corporation dated August 10, 2005, the Company shall pay you the following amounts as of the dates set forth below, provided that, subject to the exceptions noted below, you remain in employment as of each such date:

Promptly upon the effective date hereof -

$1,050,000

First Anniversary -

$630,000

Second Anniversary -

$630,000

Third Anniversary -

$630,000

Fourth Anniversary -

$630,000

Fifth Anniversary -

$630,000

With the exception of the payment due on the effective date hereof, each payment referred to in this Paragraph 6 shall be paid in one lump sum payment within 30 days after the relevant date, net of applicable withholding taxes.  Notwithstanding the provisions of Paragraph 4, if your employment terminates prior to the fifth anniversary of the effective date of this Agreement pursuant to Paragraphs 4(a), 4(b) (due to death but not disability), 4(c) or 4(d), any unpaid amounts per this Paragraph 6 will be paid to you in one lump sum payment, net of applicable withholding taxes, within 30 days after the effective date of your employment termination, provided that, if you resign voluntarily from SSCGP other than for Good Reason as defined in Paragraph 4(f), or are terminated for Cause, as defined in Paragraph 4(e), you will forfeit any unpaid amounts that would otherwise be payable to you per this Paragraph 6.  If your employment terminates prior to the fifth anniversary of the Initial Term of this Agreement pursuant to Paragraph 4(b)(due to disability), you will receive any unpaid amounts that would otherwise be payable to you pursuant to this Paragraph 6 in accordance with the payment schedule set forth above as if there was no termination of employment.

4.

You have represented that you have no agreement with or obligations to others in conflict with this Agreement and that your execution and delivery of this Agreement and your performance of your duties hereunder shall not result in a breach of, or constitute a default under, any agreement or understanding, oral or written, to which you are a party or by which you may be bound.  This Agreement and your rights and obligations hereunder may not be assigned or otherwise transferred by you.

5.

Any controversy or claim arising out of or relating to your employment and its termination, including, but not limited to, claims of employment discrimination, this Agreement, the Trade Secret Agreement, or the breach thereof, (except for injunctive relief as provided for below) shall be subject to binding, mandatory arbitration under the auspices of the American Arbitration Association (“AAA”) conducted by a single, neutral arbitrator in accordance with the AAA National Rules for the Resolution of Employment Disputes.  To the extent permitted by law, each party will pay one half (1/2) of the costs of the arbitration, and the parties shall bear their own attorneys’ fees and costs, except that the prevailing party in such arbitration shall reimburse the other party for all reasonable attorneys’ fees and disbursements incurred by the prevailing party relating to such arbitration.  The parties shall have the right to conduct discovery which provides them with access to documents and witnesses that are essential to the dispute, as determined, by the arbitrator.  The arbitrator’s written award shall include the essential findings and conclusions upon which the award is based.  This mutual agreement to arbitrate disputes does not prohibit or limit either your or the Company’s (or any of the Company’s subsidiaries or affiliates) right to seek equitable relief from a court for claims involving a violation of the Trade Secret Agreement, including, but not limited to, injunctive relief, pending the resolution of a dispute by arbitration or during limited judicial review.  Except for such injunctive relief, claims under the Trade Secret Agreement are subject to arbitration under this Agreement.

9.

In consideration of the employment provided under this Agreement, you agree that during your employment and for a period of one (1) year after termination of your employment, you will not, directly or indirectly, (a) solicit, induce, or influence any employee, consultant or independent contractor of the Company or any of its subsidiaries or affiliates to terminate his or her employment or relationship with the Company or any of its subsidiaries or affiliates or to work for any other business entity or person; or (b) solicit (other than on behalf of the Company or any of its subsidiaries or affiliates), divert, or attempt to divert, the business of any client or customer of the Company or any of its subsidiaries or affiliates in any district, territory, state or country where the Company or any of its subsidiaries or affiliates conducts business.

10.

You agree that all designs, processes, technologies and inventions,, including new contributions, improvements, formats, packages, programs, drawings, systems, machines, compositions of matter manufactured or sold, developments, applications and discoveries which are related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates (collectively, “New Developments”), whether patentable or not, conceived, developed, invented or made by you or jointly with others during the period of your employment with the Company, shall belong to the Company and the Company shall be the sole owner of all the products and proceeds of your services, including intellectual or literary property in any form.  You shall further: (a) promptly disclose such New Developments to the Company; (b) assign to the Company without additional compensation, all intellectual property rights to such New Developments for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give a reasonable amount of testimony in support of your inventorship.

11.

This Agreement shall constitute the entire agreement between you and the Company and any of its subsidiaries or affiliates regarding your employment by the Company and any of its subsidiaries or affiliates and supersedes all prior agreements, arrangements or understandings, whether written or oral, relating thereto other than the Trade Secret Agreement annexed hereto as Exhibit A which shall remain in full force and effect.  This Agreement may not be changed or modified except in writing duly signed by each of us as of the date first written above.

12.

This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Kentucky applicable to contracts made and to be performed entirely in such State.

13.

The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place to the extent the Company does not perform this obligation.

Mr. Jerry L. Morris

November 20, 2006

If the foregoing is in accordance with your understanding of the terms of your employment by SSCGP, please sign and return to the undersigned the enclosed duplicate of this letter.  Upon our receipt of such fully executed copy, this shall become a binding agreement between us.

SOUTHERN STAR CENTRAL CORP.

By:/s/ Susanne W. Harris

SOUTHERN STAR CENTRAL GAS PIPELINE, INC.

By:

/s/ Beverly H. Griffith

ACCEPTED AND AGREED TO:

/s/ Jerry L. Morris
Jerry L. Morris

Date:  November 20, 2006

Exhibit 99.1

EXHIBIT A

Trade Secret Agreement

THIS TRADE SECRET AGREEMENT (the “Agreement”) is entered into by and between Jerry Morris (“Morris”) and Southern Star Central Corporation (including its affiliates, collectively referred to herein, as the “Company”).

In consideration of, and as part of the terms of, the employment or continued employment of Morris by the Company, the compensation paid and to be paid by the Company to Morris, the entrusting to Morris of certain trade secrets and proprietary information of the Company, and the mutual covenants and promises set forth herein, Morris and the Company agree as follows:

1.

Morris understands and acknowledges that:

(a)

the Confidential Information (as that term is defined below) is a valuable, special and unique asset of the Company;

(b)

access to and knowledge of the Confidential Information by me may be required so that I can perform my duties as an employee of the Company;

(c)

it is vital to the Company’s legitimate business interests that (1) the confidentiality of the Confidential Information be preserved and (2) the Confidential Information only be used for the benefit of the Company;

(d)

disclosure of the Confidential Information to any other person or entity outside the Company or use of the Confidential Information by or on behalf of any other person or entity, unless specifically and unambiguously authorized by the Company, would result in irreparable harm to the Company;

(e)

disclosure or use beyond the permitted scope of Confidential Information entrusted to the Company by its customers and contractors would expose the Company to substantial damages;

(f)

the Confidential Information is and shall remain the exclusive property of the Company; and

(g)

nothing in this Agreement shall be construed as a grant to Employee of any rights, title or interest in, to or under the Confidential Information.

1.

Except as expressly directed by the Company, Morris shall not, during or after the term of his employment by the Company, in whole or in part, disclose such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall Morris make use of any such Confidential Information for his own purposes or for the benefit of any person, firm, corporation or other entity under any circumstances during or after the term of his employment; provided that if applicable law restricts the duration of the confidentiality and nonuse obligations set forth in this Section 2 (the “Confidentiality and Non-Use Obligations”) for Confidential Information that is not also a trade secret under applicable law (the “Other Confidential Information”), the Confidentiality and Non-Use Obligations as to Other Confidential Information shall remain in effect during the term of your employment by the Company and for a period of seven (7) years thereafter, but shall be perpetual as to trade secrets.

2.

The Confidentiality and Non-Use Obligations shall not apply to such Confidential Information which Morris can establish by clear and convincing written proof: (a) was known by him both prior to employment and other than by disclosure by the Company; (b) was lawfully in the public domain and generally known in the trade prior to its disclosure hereunder, or becomes publicly available and generally known in the trade other than through a breach of this Agreement or breach of any other obligation of confidentiality to the Company; or (c) was specifically and unambiguously authorized for nonconfidential disclosure by a duly authorized executive officer of the Company other than by authority of Morris; provided that only the specific information that meets the exclusion shall be excluded and not any other information that happens to appear in proximity to such excluded portion (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion).

3.

Morris agrees to notify the Company promptly upon learning about any court order or other legal requirement that purports to compel disclosure of any Confidential Information and to cooperate with the Company in the exercise of the Company's right to protect the confidentiality of the Confidential Information before any tribunal or governmental agency.  Disclosure of Confidential Information pursuant to a court order or other legal requirement that purports to compel disclosure of any Confidential Information shall not alter the character of that information as Confidential Information hereunder.

4.

All Confidential Information, including without limitation, all Derivatives and Company Developments, are and shall continue to be the exclusive property of the Company.  Immediately upon any termination of Morris' employment or at any time upon the request of the Company, Morris shall deliver to the Company, or its designee, all of such Confidential Information and all other Company property then in Morris’ actual or potential possession or control in any tangible or electronic form.  If Morris and Company agree that any specific Information or property cannot reasonably be delivered, Morris shall provide reasonable evidence that such materials have been destroyed, including but not limited to, the purging or erasing of any and all computer records and data files.

5.

Morris acknowledges that the Company has received and may in the future receive confidential and proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes.  Morris agrees that he/she owes the Company and such third parties, both during the term of Morris’ employment and thereafter, a duty to hold all such confidential or proprietary information in strictest confidence and not to disclose or use it in any manner that is not consistent with the Company’s agreement with such third parties, unless expressly authorized to do so by a duly authorized executive officer of the Company other than himself.

6.

Morris acknowledges that all Information stored on or transmitted using Company-owned or Company-leased property or equipment is the property of the Company and is subject to access by the Company at any time without notice.

7.

The term “Confidential Information” means all information acquired by you from the Company, its other employees, its suppliers or customers, its agents or consultants, or others, during your employment by the Company, that relates to the present or potential businesses, products or services of the Company, for or under the direction of the Company, whether or not conducted at the Company’s facilities, as well as any other information as may be designated by the Company as confidential or that a reasonable person would understand from the circumstances of the disclosure to be confidential; and all information that is derived from any of the foregoing.

SOUTHERN STAR CENTRAL CORP.

By: /s/ Michael Walsh

      Michael Walsh

      Treasurer

ACCEPTED AND AGREED TO:

/s/ Jerry Morris

Jerry Morris

Date:

May 13, 2005